Exhibit 5.01

April 5, 2012

Board of Directors

FNB United Corp.

150 South Fayetteville Street

Asheboro, North Carolina 27203

Re: FNB United Corp. Registration Statement on Form S-3

Gentlemen:

In connection with the Registration Statement on Form S-3 (the “Registration Statement”) of FNB United Corp., a North Carolina corporation (the “Company”), filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration for issue and sale by the Company from time to time of an indeterminate amount of the following securities (the “Securities”):

(a)	Shares of common stock of the Company, no par value per share (the “Common Stock”);

(b)	Warrants to purchase Common Stock (the “Warrants”); and

(c)	Rights to purchase Common Stock or other securities of the Company (the “Rights”).

You have provided us with a draft of the Registration Statement in the form in which it was to be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (a) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (b) the Company’s Articles of Incorporation, as amended to date (the “Articles”); (d) the Company’s Bylaws, as amended to date; (c) the corporate proceedings taken by the Company’s Board of Directors to authorize the filing of the Registration Statement; and (e) such other instruments, documents, records and proceedings as we have deemed necessary to render the opinions contained herein. We have also considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon, without investigation or analysis of any underlying data contained therein, certificates or other comparable documents of public officials and statements and representations of officers or other appropriate representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity and competency of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals or such latter documents. We also have assumed, without independent investigation, that:

(a)	At the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws, including the Act;

(b)	At the Relevant Time, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws, including the Act;

(c)	All Securities will be issued and sold in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(d)	At the Relevant Time, (i) all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation, and (ii) all permits and governmental approvals required under federal and state laws applicable to bank holding companies for each proposed issuance of Securities and any related documentation, including (y) the due reservation of any shares of Common Stock or other securities for issuance upon exercise, conversion or exchange of any Securities for Common Stock or other securities (a “Convertible Security”), and (z) the execution (in the case of certificated Securities) and delivery of the Securities and the execution, delivery and performance of any related documentation referred to in opinions 1 through 4 below, shall have been duly completed or obtained, as applicable, and shall remain in full force and effect;

(e)	Upon issuance of any Common Stock or other equity securities, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or other equity securities issued and outstanding will not exceed the total number of shares of Common Stock or other equity securities, as applicable, that the Company is then authorized to issue under the Articles and other relevant documents; and

(f)	At the Relevant Time, a definitive purchase, underwriting, rights or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that:

(1)

With respect to shares of Common Stock, when (a) such shares of Common Stock have been duly executed (in the case of certificated shares), (b) issued either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, and (c) any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(2)	With respect to any Warrants, when (a) the warrant agreement relating to such Warrants (the “Warrant Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and (c) the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(3)	With respect to any Rights, when (a) the rights agreement relating to the Rights (the “Rights Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto, (b) the terms of the Rights have been duly established in accordance with the Rights Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and (c) the Rights have been duly executed (in the case of certificated Rights) and delivered in accordance with the Rights Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the Rights will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

(a)	We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of North Carolina and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of North Carolina and the United States of America and the facts as they currently exist. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

(b)	Each of our opinions above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

(c)

To the extent (i) relevant to opinions 2 and 3 above, and (ii) not covered by opinion 1 above, we have assumed that any securities underlying, comprising or issuable upon exchange, conversion or exercise of any Warrants or Rights are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement:

(a)	You will advise us in writing of the terms thereof, and

(b)	You will afford us an opportunity to (i) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (ii) file such supplement or amendment to this Opinion Letter (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this Opinion Letter with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ Parker Poe Adams & Bernstein LLP
Parker Poe Adams & Bernstein LLP

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